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                                                                     EXHIBIT 3.1

                                 (Translation)



                       ---------------------------------
                           ARTICLES OF INCORPORATION
                       ---------------------------------





                                    Trend Micro, Incorporated

                                    Established: March 19, 1965
                                    Partially Amended: March 13, 1996
                                    Partially Amended: October 24, 1997
                                    Partially Amended: January 1, 1998
                                    Partially Amended: May 7, 1998
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                           ARTICLES OF INCORPORATION

                                   Contents

                                                                           PAGE
                                                                           ----
Article 1.   Corporate Name...............................................  3
Article 2.   Purposes.....................................................  3
Article 3.   Location of Head Office......................................  3
Article 4.   Method of Placing Public Notice..............................  3
Article 5.   Total Number of Shares to be Issued..........................  4
Article 6.   Par Value of Par-value Shares................................  4
Article 7.   Number of Shares Constituting One Unit.......................  4
Article 8.   Transfer Agent...............................................  4
Article 9.   Share Handling Regulations...................................  4
Article 10.  Record Date..................................................  5
Article 11.  Amortization of stock by Directors' resolution...............  5
Article 12.  Convocation..................................................  5
Article 13.  Chairman.....................................................  5
Article 14.  Method of Resolution.........................................  5
Article 15.  Exercise of Voting Rights by Proxy...........................  6
Article 16.  Minutes......................................................  6
Article 17.  Number of Directors..........................................  6
Article 18.  Election of Directors........................................  6
Article 19.  Term of Office of Directors..................................  6
Article 20.  Convocation and Chairman of the Board of Directors...........  7
Article 21.  Directors with Special Titles................................  7
Article 22.  Representative Directors.....................................  7
Article 23.  Method of Resolution of the Board of Directors...............  7
Article 24.  Minutes of the Board of Directors............................  7
Article 25.  Regulations of the Board of Directors........................  7
Article 26.  Remuneration and Retirement Allowances of Directors..........  7
Article 27.  Number of Statutory Auditors.................................  8
Article 28.  Election of Statutory Auditors...............................  8
Article 29.  Term of Office of Statutory Auditors.........................  8
Article 30.  Standing Statutory Auditor...................................  8
Article 31.  Notice of Convocation of Meetings of the Board of Statutory
             Auditors.....................................................  8

                                       i
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
Article 32.  Method of Resolution of the Board of Statutory Auditors......  8
Article 33.  Minutes of the Board of Statutory Auditors...................  8
Article 34.  Regulations of the Board of Statutory Auditors...............  9
Article 35.  Remuneration and Retirement Allowances of Statutory Auditors.  9
Article 36.  Fiscal Year..................................................  9
Article 37.  Dividends....................................................  9
Article 38.  Interim Dividends............................................  9
Article 39.  Conversion of Convertible Bonds and Dividends or Interim
              Dividends Thereon...........................................  9
Article 40.  Prescription Period of Dividends.............................  9

                                      ii
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                           ARTICLES OF INCORPORATION
                                      OF
                           TREND MICRO INCORPORATED

                                   CHAPTER I
                              GENERAL PROVISIONS

ARTICLE 1.  Corporate Name

     The corporate name of the Company shall be "Trend Micro Kabushiki Kaisha" and in English it shall be "Trend Micro, Incorporated."

ARTICLE 2.  Purposes

     The purposes of the Company shall be to engage in the following businesses:

     1.     Manufacture, sale, import and export of electronic components;

     2. Manufacture, sale, import and export of household electric appliances;

     3.     Manufacture, sale, import and export of communications equipment;

     4.     Manufacture, sale, import and export of medical equipment;

     5.     Design, sale, import and export of computer software;

     6. Design, sale, import and export of computer hardware and related products; and,

     7.     Any other business incidental to any of the preceding items.

ARTICLE 3.  Location of Head Office

     The head office of the Company shall be located in Shibuya-ku, Tokyo.

ARTICLE 4.  Method of Placing Public Notice

     Public notices of the Company shall be placed in the Nihon Keizai Shimbun.

                                  CHAPTER II
                                    SHARES

ARTICLE 5.  Total Number of Shares to be Issued

     The total number of shares to be issued by the Company shall be two hundred and fifty million (250,000,000). However, in the event stock is amortized, this shall be reduced by the corresponding number of shares.
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ARTICLE 6.  Par Value of Par-value Shares

     The par value of each par-value share issued by the Company shall be fifty Japanese yen ((Yen)50).

ARTICLE 7.  Number of Shares Constituting One Unit

     The number of shares constituting one unit of the Company shall be five hundred (500).

ARTICLE 8.  Transfer Agent

     1.     The Company shall appoint a transfer agent in respect of its shares.

     2. The transfer agent and its business handling office shall be determined by resolution of the Board of Directors.

     3. The register of shareholders (including register of beneficial shareholders, likewise hereinafter) of the Company shall be kept at the business handling office of the transfer agent, and the Company shall cause the transfer agent to handle registration of transfer of shares, the take up of shares not constituting one unit, the receipt of beneficial shareholders' notices and any other business pertaining to the shares and the Company itself shall not handle these matters.

ARTICLE 9.  Share Handling Regulations

          The denominations of share certificates of the Company, registration of transfer of shares, take up of shares not constituting one unit, receipt of beneficial shareholders' notices and any other matters concerning shares and share handling fees shall be governed by the Share Handling Regulations established by resolution of the Board of Directors.

ARTICLE 10. Record Date

     1. The shareholders (including beneficial shareholders, likewise hereinafter) appearing in the final register of shareholders of the Company as of the last day of each fiscal year shall be entitled to exercise their rights at the ordinary general meeting of shareholders relating to the relevant accounts.

     2. In addition to the preceding paragraph, the Company may, if necessary, determine the shareholders or registered pledgees appearing in the final register of shareholders as of a certain date to be entitled to exercise their rights by giving prior public notice in accordance with a resolution of the Board of Directors.
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ARTICLE 11. Amortization of stock by Directors' resolution

     1. After March 11, 1999, by a resolution of Board of Directors the Company may use its profit to buy back and amortize a maximum of 800,000 shares of its own stock.

     2. In addition to the preceding paragraph, after March 11, 1999, by a resolution of Board of Directors the Company may use its capital reserve to buy back and amortize its own stock to a maximum of 4,000,000 shares or shares corresponding to a maximum total purchase price of 5.5 billion yen.

                                  CHAPTER III
                        GENERAL MEETING OF SHAREHOLDERS

ARTICLE 12. Convocation

          An ordinary general meeting of shareholders of the Company shall be convened in March each year and an extraordinary general meeting of shareholders may be convened whenever necessary.

ARTICLE 13. Chairman

          The chairman of a general meeting of shareholders shall be a person selected in advance from the Company's directors, shareholders employees or advisory counsel by Board of Directors. When such person is unable to so act, another person determined in accordance with an order predetermined by resolution of the Board of Directors shall act as chairman.

ARTICLE 14. Method of Resolution

          Unless otherwise provided by laws and ordinances or these Articles of Incorporation, resolutions of general meeting of shareholders shall be adopted by a majority vote of the voting rights of shareholders present at the meeting.

ARTICLE 15. Exercise of Voting Rights by Proxy

     1. A shareholder may exercise his/her voting rights through a proxy who is also a shareholder of the Company having voting rights.

     2. In case of the preceding paragraph, the proxy shall be required to file with the Company a document evidencing his/her authority each time he/she acts as proxy.

ARTICLE 16. Minutes

          The substance of proceedings at a general meeting of shareholders and the results thereof shall be recorded in the minutes of the meeting which shall bear the names and seals of the chairman and the directors present thereat.

                                  CHAPTER IV
                     DIRECTORS AND THE BOARD OF DIRECTORS

ARTICLE 17. Number of Directors

          The Company shall have not more than eight (8) directors.

ARTICLE 18. Election of Directors

     1. Directors of the Company shall be elected at a general meeting of shareholders.

     2. Resolution for election of directors shall be adopted by a majority vote at a general meeting of shareholders at which shareholders who hold shares representing one-third (1/3) or more of the total number of issued shares with voting rights are present.

     3. With respect to the resolution for election of directors, cumulative voting shall not be adopted.

ARTICLE 19. Term of Office of Directors

     1. The term of office of directors shall expire at the conclusion of the ordinary general meeting of shareholders with respect to the last closing of accounts within two (2) years after their assumption of office.

     2. The term of office of any director elected to fill a vacancy due to early retirement shall be the same as the remainder of the term of office of the retired director.

     3. The term of office of any director elected due to increase in number of directors shall be the same as the remainder of the term of office of the other directors in office.

ARTICLE 20. Convocation and Chairman of the Board of Directors

     1. The President and Director shall convene and act as chairman of the Board of Directors. When the President and Director is unable to so act, one of the other directors determined in accordance with an order predetermined by the Board of Directors shall act in his/her place.

     2. Notice of convocation of a meeting of the Board of Directors shall be sent to each director and statutory auditor at least three (3) days prior to the date set for such meeting; provided, however, that in case of urgency such period may be shortened.

ARTICLE 21. Directors with Special Titles

     By resolution of the Board of Directors, the Company may, from among the Directors, appoint one President and Director and, if necessary, one or more Vice President and Directors, Senior Managing Directors and Managing Directors.
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ARTICLE 22. Representative Directors

     1. The President and Director shall represent the Company and control the business of the Company.

     2. By resolution of the Board of Directors, the Company may elect the director who represents the Company from among the directors with special titles provided in the preceding Article.

ARTICLE 23. Method of Resolution of the Board of Directors

     Resolution of the Board of Directors shall be adopted by a majority of the directors present at a meeting at which majority of the directors are present.

ARTICLE 24. Minutes of the Board of Directors

     The substance of proceedings at a meeting of the Board of Directors and the results thereof shall be recorded in the minutes of the meeting which shall bear the names and seals of the directors and statutory auditors present thereat.

ARTICLE 25. Regulations of the Board of Directors

     Matters concerning the Board of Directors shall be governed by the Regulations of the Board of Directors established by resolution of the Board of Directors in addition to laws and ordinances and these Articles of Incorporation.

ARTICLE 26. Remuneration and Retirement Allowances of Directors

     Remuneration and retirement allowances of directors shall be determined by resolution of a general meeting of shareholders.

                                   CHAPTER V
                            STATUTORY AUDITORS AND
                        THE BOARD OF STATUTORY AUDITORS

ARTICLE 27. Number of Statutory Auditors

     The Company shall have not more than four (4) statutory auditors.

ARTICLE 28. Election of Statutory Auditors

     1. Statutory auditors of the Company shall be elected at a general meeting of shareholders.

     2. Resolution for election of statutory auditors shall be adopted by a majority vote at a general meeting of shareholders at which shareholders who hold shares representing one-third (1/3) or more of the total number of issued shares with voting rights are present.
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ARTICLE 29. Term of Office of Statutory Auditors

     1. The term of office of statutory auditors shall expire at the conclusion of the ordinary general meeting of shareholders with respect to the last closing of accounts within three (3) years after their assumption of office.

     2. The term of office of any statutory auditor elected to fill a vacancy due to early retirement shall be the same as the remainder of the term of office of the retired statutory auditor.

ARTICLE 30. Standing Statutory Auditor

     Standing statutory auditor shall be appointed from among the statutory auditors.

ARTICLE 31. Notice of Convocation of Meetings of the Board of Statutory Auditors

     Notice of convocation of a meeting of the Board of Statutory Auditors shall be sent to each statutory auditor at least three (3) days prior to the date set for such meeting; provided, however, that in case of urgency such period may be shortened.

ARTICLE 32. Method of Resolution of the Board of Statutory Auditors

     Unless otherwise provided by laws and ordinances, resolutions of the Board of Statutory Auditors shall be adopted by a majority of the statutory auditors.

ARTICLE 33. Minutes of the Board of Statutory Auditors

     The substance of proceedings at a meeting of the Board of Statutory Auditors and the results thereof shall be recorded in the minutes of the meeting which shall bear the names and seals of the statutory auditors present thereat.

ARTICLE 34. Regulations of the Board of Statutory Auditors

     Matters concerning the Board of Statutory Auditors shall be governed by the Regulations of the Board of Statutory Auditors established by resolution of the Board of Statutory Auditors in addition to laws and ordinances and these Articles of Incorporation.

ARTICLE 35. Remuneration and Retirement Allowances of Statutory Auditors

     The remuneration and retirement allowances of statutory auditors shall be determined by resolution of a general meeting of shareholders.

                                  CHAPTER VI
                                   ACCOUNTS

ARTICLE 36. Fiscal Year

     The fiscal year of the Company shall be from January 1 through December 31 of each year and the account shall be settled on the last day of the fiscal year.
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ARTICLE 37. Dividends

     Dividends of the Company shall be paid to shareholders or registered pledgees appearing in the final register of shareholders of the Company as of December 31 of each year.

ARTICLE 38. Interim Dividends

     The Company may, upon resolution of the Board of Directors, make pecuniary distribution provided for in Article 293-5 of the Commercial Code (hereinafter referred to as the "interim dividends") to shareholders or registered pledgees appearing in the final register of shareholders of the Company as of June 30 of each year.

ARTICLE 39. Conversion of Convertible Bonds and Dividends or Interim Dividends
            Thereon

     The first dividends or interim dividends on shares issued upon conversion of convertible bonds shall be paid on an assumption that the conversion has taken place on January 1 for claims made during a period from January 1 through June 30 and on July 1 for claims made during a period from July 1 through December 31.

ARTICLE 40. Prescription Period of Dividends

     1.     In case dividends or interim dividends remain unclaimed for three
(3) years after the date of commencement of payment, the Company shall be relieved from the obligation of payment thereof.

     2.     Unclaimed dividends or interim dividends shall not bear any interest.
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     We hereby certify that the above is the Articles of Incorporation of the
Company currently in effect.

                                                 Date:


                                                 Chang Ming Jang

                                                 President and Representative
                                                 Director
                                                 Trend Micro Incorporated